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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):              September 1, 1999

                           REGENT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Colorado                               0-09519                        84-0807913
(State of Incorporation)       (Commission File Number)            (IRS Employer
                                                             Identification No.)

2929 Elm Street, Dallas, Texas                                             75226
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code                  972-818-3738

ITEM 5. OTHER EVENTS.

On Form 8-K dated June 22, 1999, Regent Technologies, Inc. reported among other events that:

The Company entered into an agreement to issue 36,666,666 shares of restricted Common Stock to the Straza Family Limited Partnership in exchange for $1,100,000 in notes receivable and additionally issued the following option to that entity:

     1. For six months, the option to purchase, for cash or assets, up to $1,400,000 worth of restricted stock at $.03 per share.

Regent Technologies, Inc. should have reported those events as follows:

The Company entered into an agreement to issue 40,246,209 shares of restricted Common Stock to the Straza Family Limited Partnership in exchange for notes receivable in the principal amount of $1,100,000 plus accrued interest in the amount of $107,386.27 and additionally issued the following option to that entity:

     1. For six months, the option to purchase, for assets or cash, up to 46,666,667 shares of restricted Common Stock at a purchase price of $.03 per share.

All other information reported therein is true and accurate.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Regent Technologies, Inc.
                                                       (Registrant)

                                                /s/ Robyn A. Sterritt
                                                 ----------------------------
                                                        (Signature)
Date: September 1, 1999                          Robyn A. Sterritt, President